FMI COMMON STOCK FUND, INC.
AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 21st day of December, 2007, to the Transfer Agent Servicing Agreement, dated as of December 17, 2003, as amended March 23, 2006 (the "Agreement"), is entered into by and between FMI Common Stock Fund, Inc. a Wisconsin corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Section 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FMI COMMON STOCK FUND, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Donald S. Wilson	By: /s/ Michael R. McVoy

Name: Donald S. Wilson	Name: Michael R. McVoy

Title: Vice President	Title: Executive Vice President

Exhibit B to Transfer Agent Agreement – FMI Common Stock Fund
TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE effective 01/01/2008
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
 No-Load  - $[__] /account
 Closed Accounts - $[__] /account
Annual Minimum
 $[__] FMI Focus Fund
 $[__] Large Cap, Common Stock, Provident Trust
         CCO Support           $[__] /annually
Activity Charges
 Telephone Calls - $[__] /call
 Draft Check Processing - $[__] /draft
 Daily Valuation Trades - $[__] /trade
 Lost Shareholder Search - $[__] /search
 AML Base Service (excl Level 3 Accounts)
[__] -[__]  accounts - $[__] /year
[__] -[__] accounts - $[__] /year
[__] -[__] accounts - $[__] /year
[__] + accounts - $[__] /year
AML New Account Service - $[__] /new domestic
accounts, $[__] /new foreign account and
 ACH/EFT Shareholder Services:
$[__] /month/fund group
$[__] /ACH item, setup, change
$[__] /correction, reversal
     Omnibus Accounts:
      $[__] per transaction
Out-of-pocket Costs - Including but not limited to:
 Telephone toll-free lines, call transfers, etc.
 Mailing, sorting and postage
 Stationery, envelopes
 Programming, special reports
 Insurance, record retention, microfilm/fiche
 Proxies, proxy services
 ACH fees, NSCC charges
 DST Disaster Recovery
 All other out-of-pocket expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
$[__] /qualified plan acct (Cap at $[__] /SSN)
$[__] /Coverdell ESA acct (Cap at $[__] /SSN)
$[__] /transfer to successor trustee
$[__] /participant distribution (Excluding SWPs)
$[__] /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
$[__] /outgoing wire transfer
$[__] /overnight delivery
$[__] /telephone exchange
$[__] /return check or ACH
$[__] /stop payment
$[__] /research request per account (Cap at $[__]
/request) (For requested items of the second calendar
year [or previous] to the request)
Technology Charges
1.  Fund Group Setup (first cusip) - $[__] /fund group
2.  Fund Setup - $[__] /cusip (beyond first cusip)
3.  NSCC Service Interface – All NSCC Services
     Setup - $[__] /fund group
     Annual - $[__] /cusip/year
4.  Telecommunications and Voice Services
     Service Setup - $[__] ATT transfer connect
     VRU Setup - $[__]  /fund group
     VRU Maintenance - $[__]  /cusip/month
     $[__] /voice response call
     $[__] /voice recognition call
5.  Average Cost - $[__] /account/year
6.  Development/Programming - $[__]  /hour
7.  File Transmissions – subject to requirements
8.  Selects - $[__] per select
9. Extraordinary services – charged as incurred
10. Conversion of Records (if necessary) – Estimate to
       be provided.
11.  Custom processing, re-processing
       All other extraordinary services

Fees are billed monthly.
*Subject to CPI Increase

*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount   equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics (“CPI-U”).  Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the  proceeding twelve (12) months.